                                                                    EXHIBIT 5.1



                             ANDREW J. CLARK, III
                                ATTORNEY AT LAW
                          1000 LOUISIANA, SUITE 3640
                             HOUSTON, TEXAS 77002
                                (713) 652-6630
                              FAX (713) 652-6629
                                January 24, 1997



Irata, Inc.
8554 Katy Freeway, Suite 100
Houston, Texas 77024

The Selling Shareholders
c\o Mr. Lance P. Wimmer
8554 Katy Freeway, Suite 100
Houston, Texas 77024

Gentlemen:

     I have acted as counsel for Irata, Inc. (the "Company") in connection with
(A) the proposed issue and sale by the Company of (i) an aggregate of 3,245,000 shares of Class A Common Stock, $.10 par value ("Class A Common Stock") issuable pursuant to the exercise of certain Private Placement Warrants issued by the Company pursuant to an Agency Agreement (the "Agency Agreement") dated September 9, 1996 between the Company and Royce Investment Group, Inc. and Spencer Trask Securities, Incorporated (the "Placement Agents"), to the selling shareholders named in Schedule I hereto ("Private Placement Selling Shareholders") (ii) 385,000 shares of Class A Common Stock issuable pursuant to the exercise of certain Private Placement Warrants issued by the Company under certain subscription agreements (the "Subscription Agreements") to the selling shareholders named in Schedule II hereto (the "Affiliated Selling Shareholders")(the "Private Placement Selling Shareholders and the Affiliated Selling Shareholders are herein collectively referred to as the "Selling Shareholders") (iii) 486,500 shares of Class A Common Stock and 486,500 Special Private Placement Warrants to the Placement Agents upon exercise of a unit purchase option ("Unit Purchase Option") granted to the Placement Agents as additional consideration under the Agency Agreement, and (iv) 486,500 shares of Class A Common Stock issuable pursuant to the exercise of the Special Private Placement Warrants; (B) the proposed sale by the Selling Shareholders of 3,245,000 shares of Class A Common Stock issued and sold by the Company to the Selling Shareholders pursuant to the Agency Agreement; and (C) the proposed sale by the Affiliated Selling Shareholders of 385,000 shares of Class A Common Stock acquired by the Affiliated Selling Shareholders from the Company in exchange for debt of the Company pursuant to the Subscription Agreements.

      In connection therewith, I have examined the corporate records of the Company, including its Articles of Incorporation, as amended, its bylaws and the minutes of its directors' and shareholders'

January 24, 1997
Page 2


meetings. I have also examined the registration statement (the "Registration Statement") on Form SB-2 prepared by the Company and to be filed with the Securities and Exchange Commission as promptly as practical, for the registration of the shares of Class A Common Stock being offered by the Selling Shareholders, and for the registration of the shares to be issued to the Selling Shareholders and the Placement Agents upon exercise of the Unit Purchase Option, the Private Placement Warrants and the Special Private Placement Warrants; I have examined the Agency Agreement; and I have examined the Subscriptions Agreements (the Agency Agreement and the Subscription Agreements are herein collectively referred to as the "Offering Documents").

     In stating the opinions herein set forth, I have assumed (i) the due authorization, execution and delivery of each Offering Document by all parties to such document other than the Company and that each such document is valid, binding and enforceable against the parties thereto other than the Company, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures of, and the authority of, persons signing the Offering Documents on behalf of the parties thereto other than the Company, (iv) the authenticity and completeness of all documents, certificates and records submitted to me as originals, (v) the conformity to authentic original documents of all documents, certificates and records submitted to me as certified, conformed or photostatic copies, and (vi) the accuracy of the representations and warranties of the Company and all other parties as to factual matters contained in or made pursuant to the Offering Documents. As to any questions of fact material to my opinions herein set forth I have, when relevant facts were not independently established, relied upon the representations made in the Offering Documents and upon certificates and other written confirmations of corporate personnel and officers of the Company, and certificates and telegrams of public officials, including, but not limited to, certificates of the Secretary of State of Texas as to the good standing of the Company in the State of Texas, and I have made no independent investigation of such factual matters; however, nothing has come to my attention that would require me to further limit my opinion with respect to such matters.

     Based upon the foregoing, I am of the opinion that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Texas.

     (2) The authorized capital stock of the Company is as described in the Registration Statement.

     (3) The 3,245,000 shares of Class A Common Stock issued and sold by the Company pursuant to the Agency Agreement and proposed to be issued and sold by the Selling Shareholders under the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable shares of the capital stock of the Company.

January 24, 1997
Page 3


     (4) The 385,000 shares of Class A Common Stock issued and sold by the Company pursuant to the Subscription Agreements and proposed to be issued and sold by the Selling Shareholders under the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable shares of the capital stock of the Company.

     (5) The 486,500 shares of Class A Common Stock issuable upon exercise of the Unit Purchase Option have been duly authorized and when issued and sold in accordance with the Unit Purchase Option will be validly issued, fully paid and non-assessable shares of the capital stock of the Company.

     (6) The 486,500 Special Private Placement Warrants issuable upon exercise of the Unit Purchase Option have been duly authorized and when issued and sold in accordance with the Unit Purchase Option will be validly issued.

     (7) The 3,630,000 Private Placement Warrants issued and sold by the Company to the Selling Shareholders were duly authorized and are validly issued warrants.

     (8) The 3,630,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants have been duly authorized and when issued and sold in accordance with the Private Placement Warrants will be validly issued, fully paid and non-assessable shares of the capital stock of the Company.

     (9) The 486,500 shares of Class A Common Stock issuable upon exercise of the Special Private Placement Warrants have been duly authorized and when issued and sold in accordance with the Special Private Placement Warrants will be validly issued, fully paid and non-assessable shares of the capital stock of the Company.

     My opinion is subject in all respects to the following limitations, qualifications, assumptions and exceptions:

          (a) This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

          (b) I am qualified to practice law in Texas only, and in giving this opinion, insofar as such opinion involves matters of the law of any other state or jurisdiction, I have assumed that such law is the same as, and would be interpreted in the same manner as, the internal law of the State of Texas, and that a court of competent jurisdiction would so apply such law, and I am not expert in, and express no opinion herein as to, matters governed by the laws of any jurisdiction other than the internal laws of the State of Texas and the federal law of the United States of America. In that

January 24, 1997
Page 4

regard, I express no opinion as to the effectiveness or enforceability of the choice of law provisions of the Agency Agreement.

          (c) This opinion may not be used or relied upon by any other person or entity without my prior written consent. This opinion speaks as of the date hereof, is subject to future changes in applicable laws, and I disclaim any obligation to update this letter or to advise you or any other person of any changes in any of the opinions or other matters set forth herein.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements made regarding me and to the use of my name under the heading "legal opinions" in the Prospectus constituting a part of the Registration Statement.

                                                  Very truly yours,



                                                  Andrew J. Clark, III

C:\WP60\IRATA\REG-OP.LTR1/27/97

                                  SCHEDULE I


               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*

Peter Horrigan                                             50,000
223 Baker Avenue
Westfield, NJ  07090

Scott Page                                                 50,000
8 Bridle Path Court
Muttontown, NY  11545

Gordon Edelheit and Jami Edelheit JTWROS                   50,000
2124 Broadway, Suite 269
New York, NY  10023

Alexander Masucci                                         100,000
344 West 72nd Street
New York, NY

Nicholas Sitnycky                                         100,000
35-20 Leverich St., Apt. 622
Jackson Heights, NY  11372

Joseph Mure, Jr.                                          100,000
327 Beach 145 Street
Neponsit Beach, NY  11694

Neil Axelrod and Deena Axelrod JTWROS                     100,000
22 Twillingate Avenue
Easthampton, NY  11937

Myron Weiner                                              100,000
315 East 86th Street
New York, NY  10028

Fred Nicotra                                               50,000
260 Main Street
East Rockaway, NY  11563

               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*

Deborah A. Lanava                                         100,000
One Tinker Lane
Greenwich, CT  06830

Peter Montalbano                                           50,000
264-24 60th Road
Little Neck, NY  11361

Andrew Levey                                               50,000
2141 Atlantic Blvd.
Atlantic Beach, NY  11509

Michael Mandel                                            100,000
53 New England Drive
Lake Hiawatha, NJ  07034

Charles R. Buckridge                                      100,000
6719 S.E. South Marina Way
Stuart, FL  34996

Susan Adelman                                              50,000
7 Golf View Drive
Northfield, NJ  08225

Arthur L. Filion and Grace M. Filion  JTWROS               50,000
40 Kestrel Drive
Voorhees, NJ  08043

Gary Persichetti                                           50,000
11 Granada Place
Massapequa, NY  11758

Harry MacDougall Jr. Revocable Trust DTD                   50,000
 9/3/94
2204 Dogleg Drive
Sebring, FL  33872

               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*


Kenneth B. Milyard, Jr.                                   100,000
528 Park Ridge Court
Grand Junction, CO  81503

Norman F. Barnes                                           50,000
217 Konci Terrace
Lake George, NY  12845

Robert P. Miller and Leddy M. Miller                       50,000
 JTWROS
901 First Street
Ocean City, NJ  08826

Sanjay Kamiani and Kevin A. Broussel TIC                   50,000
201 West 70th Street, Apt. 17A
New York, NY  10023

Mark L. Rachleff                                           50,000
135 East 71st Street, Apt. 17A
New York, NY  10021

Ross Asset Management Limited                             200,000
Morrison Kent House 14/th/
Floor 105 The Terrace
Wellington, New Zealand

Delaware Charter Guarantee and Trust Co. C/F               50,000
 Matthew Saltzman IRA
P. O. Box 478
Avon, CT  06001

Lawrence A. Cook                                          100,000
36 Renee Court
Cheshire, CT  06410

Sagax Find II Ltd.                                        100,000
c/o International Fund Administration Ltd.
48 Parla Villa Road, Suite 464
Hamilton, Bermuda HM11

               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*


Robert J. Mahon                                            50,000
26 Garfield Avenue
Avon by the Sea, NJ  07717

Resources Trust Co. FBO William B.                         75,000
 Dioguardi IRA dated 4/4/83
28 Garfield Avenue
Avon by the Sea, NJ  07717

Delaware Charter Guarantee and Trust Co. C/F               50,000
 Victor Melnichuk M/P
575 Burritt Place
Franklin Lakes, NJ  07601

Henry Kolpan                                               50,000
245 Prospect Ave., Apt. 12B
Hackensack, NJ  07601

William Parisi                                             50,000
347 Edstan Way
Paramus, NJ  07652

Steve Nicoletti                                            50,000
682 Clark Avenue
Ridgefield, NJ  07071

Robert F. Koehler Securities Def. Emp. Pen.                50,000
 Plan DTD 10/31/87
Robert & Helke Koehler, TTEES
229 Princeton Road
Rochelle Center, NY  11570

Jewel Hirsch                                               50,000
5 Ramapock Court
Mahwah, NJ  07430

               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*


Delaware Charter Guarantee and Trust Co. C/F               50,000
 Vincent Tonne IRA
45 Corte Cayuga
Greenbrae, CA 94904

Bruce Wigo                                                 50,000
1935 SE 25th Avenue
Ft. Lauderdale, FL  33316

Berlin Engineering Assoc. Inc. Profit Sharing              50,000
 Plan
Calisto Bernham TTEE
65 Harristown Road
Glen Rock, NJ  07542

Lawrence J. Corneck                                       100,000
211 West 56th Street, Apt. 27M
New York, NY  10019

Richard M. Hoffman                                        100,000
60 Brite Avenue
Scarsdale, NY  10583

David L. Schlotterback                                    100,000
1410 Suntree Court
Naperville, IL  60564

Equity First Limited Partnership                          200,000
222 Kennedy Memorial Drive
Waterville, ME  04901

Independent Trust Corp. FBO Prime Discount                100,000
 Securities, Tr. #1205235
15255 South 94th Avenue, Suite 303
Orlando Park, IL  60462

Irvin G. Vincent                                           50,000
P.  O. Box 480
Luxemburg, WI  54217

               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*


Delaware Charter Guarantee & Trust Co. C/F                 50,000
 Robert Cottone IRA
9 Nye Court
Piscataway, NJ  08854

Delaware Charter Guarantee & Trust Co. C/F                 50,000
 Walter Krzanowski
69 Alfred Street
Clifton, NY  07013

Newton Y. Robinson                                         50,000
34 Sayles Street
Alfred, NY  14802-0824

OK Associates Pension Trust, Edmund                       200,000
 O'Connell, Trustee
150 Motor Parkway, Suite 311
Hauppague, NY  11788

Grigsby Bradford Retirement Trust                          60,000
101 California Street #2000
San Francisco, CA  94111

Allan Notowitz                                             50,000
2710 Victoria Manor
San Carlos, CA  94070

Girish K. Bhargava                                         50,000
5 Amelia Court
Mendham, NJ  07945

M. Janet DiGuilio                                          40,000
78 Lakewood Avenue
HoHo Kus, NJ  07423

Christopher Porter                                         50,000
310 Washington Blvd.
Long Beach, NY  11561

               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*


Delaware Charter Guarantee & Trust Co. C/F                 50,000
 Richard Incontro IRA
31 Pine Street
Ridgefield, NJ  07660

John D Higgins                                            200,000
105 High Farms Road
Glen Head, NY  11545

Elaine Cotaling                                            50,000
19 Sylvester Court
East Norwalk, CT  06855

Howard Weiss                                              200,000
14747 Sutton Street
Sherman Oaks, CA  91403

Travis Green                                              250,000
10A Mechanic Street
Glen Cove, NY  11542

Neil Bellet                                               250,000
387 E. Main Street
Bayshore, NY  11706

Raourf Radi                                               100,000
223 Rice Lake Square
Wheaton, IL  60187

Conrad J. Isoldi                                          100,000
21 Columbia Avenue
Staten Island, NY  10305

Arthur Inden                                              100,000
730 Taunton Road
Wilmington, DE  19803

              NAME AND ADDRESS                   SHARES BENEFICIALLY OWNED*

Couch Family Intervivo Trust 1991                          50,000
7074 Sepuleda Blvd.
Van Nuyes, CA  91405

Gerald Masucci                                            100,000
130 East 67th Street
New York, NY  10021

Jack W. Murray & Marion K. Murray                         100,000
 JTWROS
Three Laurent Place
Dallas, TX  75225

Rocco Comis                                                25,000
1487 East 58th Street
Brooklyn, NY  11234

Stephen A. Lasher Trust                                   100,000
3638 Meadow Lake
Houston, TX  77027

Steven Prince IRA                                         100,000
Smith Barney Inc. Rollover Cust.
24 Suncrest Drive
Dix Hills, NY  11746

Frisian Holdings Ltd.                                     200,000
John V. Broadbent, Director
4th Floor, Bank of Nova Scotia Bldg.
George Town, Grand Cayman
Cayman Islands, British West Indies

               NAME AND ADDRESS                  SHARES BENEFICIALLY OWNED*

Waal Investments Ltd.                                     200,000
Robert Oosterwyk, Director
4th Floor, Bank of Nova Scotia Bldg.
George Town, Grand Cayman
Cayman Islands, British West Indies

Ashdown Holdings Limited                                  200,000
Simon K. Hearn, Director
4th Floor, Bank of Nova Scotia Bldg.
George Town, Grand Cayman
Cayman Islands, British West Indies

Lance P. Wimmer                                           100,000
SEP/IRA
c/o Fidelity Investments

Livingston, Barger, Brandt & Schroeder Self                40,000
 Emp. Ret. Plan DTD 9/30/94, William C.
 Wetzel, TTEE FBO
Richard E. Stites
115 W. Jefferson Street, Suite 400
Bloomington, IL 61701

Donald F. Frazee                                           50,000
9 Albright Road
Kingwood, WV 26537

John Mickowski                                             50,000
127 Main Street
Franklin, NJ 07416
-----------
*  Includes shares issuable upon exercise of Common Stock Purchase Warrants

C:\WP60\IRATA\REG-OP.LTR1/27/97

                                  SCHEDULE II

Dominion Investment Corporation
The Estate of Charles W. Moody, Jr.
George V. Kane, Jr.
John F. Higgins
Robert R. Salyard




C:\WP60\IRATA\REG-OP.LTR1/27/97



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